SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 30, 2011

VISTAGEN THERAPEUTICS, INC.
 (Name of Small Business Issuer in its charter)

Nevada	000-54014	20-5093315
(State of incorporation)	(Commission File No.)	(IRS Employer
	Identification No.)	Number)

384 Oyster Point Blvd., No. 8
South San Francisco, CA 94080
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:   (650) 244-9997

Excaliber Enterprises, Ltd.
 (Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events

On May 11, 2011, VistaGen Therapeutics, Inc. (formerly Excaliber Enterprises, Ltd.), a Nevada corporation (the “Company”), acquired all of the issued and outstanding shares of VistaGen Therapeutics, Inc., a California corporation (“VistaGen Therapeutics”), in exchange for 6,836,452 shares of the Company’s Common Stock (the “Acquisition”).  Immediately prior to the Acquisition, the Company had 784,500 outstanding shares of Common Stock.

Upon completion of the Acquisition, the business of VistaGen Therapeutics was adopted as the business of the Company.  Prior to the Acquisition, VistaGen had outstanding, in addition to its outstanding Common Stock, (i) convertible promissory notes in the aggregate amount of $10,805,780, including principal and accrued interest, and (ii) 2,884,655 shares of Preferred Stock.

Simultaneous with the closing of the Acquisition, (i) outstanding VistaGen Therapeutics convertible promissory notes in the aggregate amount of $6,174,787, including principal and accrued interest, and (ii) all of the 2,884,655 outstanding shares of VistaGen Therapeutics Preferred Stock were converted into shares of VistaGen Therapeutics Common Stock. The former holders of the VistaGen Therapeutics convertible promissory notes that converted and all holders of the VistaGen Therapeutics Preferred Stock exchanged their VistaGen Therapeutics securities for 3,206,472 shares of the Company’s Common Stock, which shares were part of the 6,836,452 shares of the Company’s Common Stock issued for all outstanding shares of VistaGen Therapeutics Common Stock.

On May 23, 2011, the Company’s Board of Directors:

•	pursuant to Nevada Revised Statute §92A.180(3)(a), amended the Company’s Articles of Incorporation to change the name of the Company to “VistaGen Therapeutics, Inc.”; and

•
pursuant to Nevada Revised Statute §78.207, approved a 2-for-1 forward split of the Company’s outstanding Common Stock and increased the shares of Common Stock the Company is authorized to issue from 200,000,000 shares to 400,000,000 shares.

The Company’s corporate name change and 2-for-1 forward stock split became effective on the OTC Bulletin Board on June 10, 2011.

Prior to the 2:1 forward stock split, the Company had 7,620,952 outstanding shares of Common Stock. After the 2:1 forward stock split, and as of the date of this report, the Company had 15,241,904 outstanding shares of Common Stock and no outstanding shares of Preferred Stock.

Name	Shares Owned (1)	Percentage of Class
Directors and Executive Officers:
Shawn K. Singh, J.D.	1,582,633	9.49%
H. Ralph Snodgrass, Ph.D.	1,626,347	10.31%
A. Franklin Rice MBA (2)	742,717	4.75%
Jon S. Saxe	212,240	1.38%
Gregory A. Bonfiglio, J.D.	112,083	*
Brian J. Underdown, Ph.D.	92,083	*
All Directors and Executive Officers as a group (6 persons)	4,368,103	24.30%

 * Less than one percent.

(1)	Includes shares of Common Stock issuable upon the exercise of options or warrants on or before August 31, 2011.
(2)	Includes 200,000 shares Common Stock subject to disposition in accordance with a divorce decree.

As of the date of this report, the Company had:

•	one outstanding convertible promissory note in the aggregate amount, including principal plus accrued interest, of $4,686,548;

•	no outstanding shares of Preferred Stock;

•	outstanding options which allow the holders to acquire up to 4,719,150 shares of the Company’s Common Stock; the weighted average exercise price of these options is $1.47 per share;

•	outstanding warrants which allow the holders to acquire up to 6,540,314 shares of the Company’s Common Stock; the weighted average exercise price of these warrants is $2.18 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 27, 2011	VISTAGEN THERAPEUTICS, INC.

By: /s/ A. Franklin Rice, MBA
A. Franklin Rice, MBA
Chief Financial Officer